UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 4, 2009
(May 30, 2009)
Date of report (Date of earliest event reported):

HUGHES Telematics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33860	26-0443717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

41 Perimeter Center East, Suite 400 Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 391-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 30, 2009, HUGHES Telematics, Inc. (the “Company”) licensed certain software applications from a software provider and entered into a financing arrangement in connection therewith.  The financing arrangement has a two-year term and requires the Company to make aggregate minimum payments, which include license fees and technical support, of approximately $2.4 million in 2009, approximately $4.5 million in 2010 and approximately $1.6 million in 2011.  So long as the Company has fulfilled all obligations under the financing arrangement and provides written notice to the software provider by April 30, 2011, the Company may elect to purchase the licenses by paying an aggregate of approximately $1.7 million in 2011 and approximately $0.6 million in 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES TELEMATICS, INC.

Dated: June 4, 2009
	By:	/s/ Craig Kaufmann
Name: Craig Kaufmann
Title: Vice President Finance and Treasurer